UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report : January 5, 2010

Botetourt Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-49787	54-1867438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19747 Main Street Buchanan, Virginia		24066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 540-591-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2010, Botetourt Bankshares, Inc. (the “Company”), and its subsidiary the Bank of Botetourt (the “Bank”), entered into a new employment agreement with the Company’s and Bank’s chairman and chief executive officer, H. Watts Steger, III. The agreement is for a three year term beginning as of July 1, 2010.

Mr. Steger will retire as chief executive officer of the Bank as of June 30, 2010, but he will continue as chairman, president and chief executive officer of the Company. Mr. Steger will still advise and oversee bank activities in his role with the Company, but he will concentrate his efforts on holding company and strategic matters. In exchange, the agreement provides Mr. Steger a salary of $100,000 annually, subject to annual review by the board of directors, and other benefits offered by the Company or the Bank to other senior executives of the Bank, including disability and life insurance, vacation and sick leave, Bank employee health insurance, and retirement plans. However, Mr. Steger will no longer participate in the Bank’s defined benefit retirement plan. Mr. Steger will participate in any performance-based incentive plan that the board of the directors may establish for Company executives, although Mr. Steger will not participate in similar Bank incentive plans. There is no such plan for Company executives at this time. Mr. Steger also receives one year’s salary in the event of a change in control of the Company. After the original term of the agreement, the agreement automatically extends for additional one-year periods until it is terminated by either of the parties.

Mr. Steger has been employed by the Bank and Company since 1971, has been chief executive officer of the Bank since 1976, and has been president of the Bank since 1984. Since Mr. Steger has been chief executive officer of the Bank, the Bank and Company have grown from a one office institution in Botetourt County with approximately $20 million in assets to an institution with ten banking offices located in four Virginia counties and $310 million in assets.

Mr. G. Lyn Hayth, III, current president of the Bank, will become chief executive officer of the Bank. Mr. Hayth has been employed by the Bank since 1986 and has been president of the Bank since 2002.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished pursuant to Item 1.01 above.

Exhibit Number	Description
Exhibit 10.6	Employment agreement dated January 4, 2010 between Botetourt Bankshares, Inc., Bank of Botetourt, and H. Watts Steger, III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Botetourt Bankshares, Inc.

/s/ MICHELLE A. ALEXANDER
Date: January 5, 2010	Chief Financial Officer